Exhibit 99.1

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening);
Joseph W. Rebl, Treasurer
610-526-2466 or 609-814-0507 (evening)

Bryn Mawr Bank Corporation reports continued growth in its Banking and Wealth Management business segments for the first nine months of 2004

BRYN MAWR, Pa., October 21, 2004—Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company, (the “Bank”), reported that the first nine months of 2004 was a period of growth in earnings for both its Banking and Wealth Management business segments. Net interest income was up 6% or $1,037,000 to $19,732,000 from $18,695,000 reported for the first nine months of 2003. Fees for investment management and trust services increased by 8% or $554,000 to $7,626,000 from $7,072,000 for the same period last year. Income from the sale of residential mortgage loans, however, showed a 62% decline of $5,986,000 from $9,699,000 to $3,713,000 as mortgage originations and sales continued to decrease in a generally rising rate environment.

Net income for the first nine months of 2004 was $7,258,000, up 11% or $697,000 from $6,561,000 reported for the same period in 2003. Diluted earnings per share increased 11% or 8¢ per share from 75¢ to 83¢ for the first nine months of 2004 compared to the same period in 2003. The net income for the first three quarters of 2003 included a $1,970,000 loss, net of income tax benefit, from the sale of the assets of the Corporation’s family office subsidiary, Joseph W. Roskos & Co. Income from continuing operations during the first nine months of 2004 decreased $1,273,000 or 15% from $8,531,000 to $7,258,000 compared to the same nine-month period in 2003 and a 14% or14¢ decrease in diluted earnings per common share from 97¢ to 83¢.

Third quarter 2004 net income was down 32% or $974,000 to $2,109,000 from $3,083,000 reported for the third quarter of 2003, which included $150,000 of income from discontinued operations net of taxes. Third quarter income from continuing operations decreased $824,000 or 28% from $2,933,000 to $2,109,000, and diluted earnings per share from continuing operations were down by 27% or 9¢ per share from 33¢ to 24¢. The reduction in the volume of residential mortgage loan sales in the third quarter of 2004, compared to the same quarter of 2003, is primarily responsible for this earnings decline.

According to Corporation Chairman Ted Peters, “In recent months, we have seen the Fed raise interest rates by 75 basis points and are beginning to see the positive impact of these increases on our net interest income. We have reduced total expenses, including cost reductions directly related to the decline in residential mortgage loan sales. Our expenses are, however, being affected by the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We have retained an outside consulting firm to provide project management services to ensure that the Corporation will meet the new requirements within the short timeframe allotted. We anticipate that it will cost the Corporation approximately $350,000 in 2004 to implement the requirements of this legislation.”

Peters continued, “The Corporation’s balance sheet remained strong. From September 30, 2003 to September 30, 2004, total assets grew by 15%, with the majority of the dollar growth being in loans, which are up by 11%, and investment securities were up 34%, while total deposits grew by 18%. Our asset quality remains strong. As a percent of total loans, non-performing loans and loans delinquent 30 days or more amounted to .24% and .46% respectively as of September 30, 2004. Our annualized return on assets was 1.52%, and the annualized return on equity was 14.31% for the same nine-month period.

Total other expenses decreased by 11% or $2,958,000 from $26,768,000 to $23,810,000 for the first nine months of 2004, despite additional auditing and consulting expenses of $161,000 incurred through September 30, 2004, for the implementation of Section 404 of the Sarbanes-Oxley Act.

In other business, the Corporation’s Board of Directors approved a regular quarterly dividend of 10¢ per share, payable December 1, 2004 to shareholders of record as of November 1, 2004.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond Bryn Mawr Bank Corporation’s control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Forward-looking statements speak only as of the date they are made. Bryn Mawr Bank Corporation does not undertake to update forward-looking statements.

# # # #

Bryn Mawr Bank Corporation
Bryn Mawr, Pennsylvania

Consolidated Balance Sheets	September 30 ($000 omitted) (unaudited)		Change
	2004	2003**	$	%
Assets

Cash and due from banks	$38,400	$33,525	$4,875	15%
Interest-bearing deposits with other banks	393	504	(111)	-22%
Federal funds sold	14,820	—	14,820	100%
Investment securities	33,562	24,987	8,575	34%
Loans held to maturity	544,452	488,422	56,030	11%
Loans held for sale, at fair market value	6,387	8,182	(1,795)	-22%

Loans	550,839	496,604	54,235	11%

Less: Allowance for loan loss	(6,860)	(6,615)	(245)	4%

Net loans	543,979	489,989	53,990	11%

Premises and equipment, net	13,743	12,739	1,004	8%
Accrued interest receivable	2,472	2,263	209	9%
Mortgage servicing rights	3,293	4,263	(970)	-23%
Other assets	10,074	8,721	1,353	16%
Assets of discontinued operations	—	—	—	0%

Total Assets	$660,736	$576,991	$83,745	15%

Liabilities and shareholders’ equity

Demand deposits	$144,659	$135,279	$9,380	7%
Savings and time deposits	437,326	357,987	79,339	22%

Total Deposits	581,985	493,266	88,719	18%

Borrowed Funds	—	8,000	(8,000)	-100%
Other liabilities	8,679	10,525	(1,846)	-18%

Shareholders’ equity
Common stock	11,170	11,128	42	0%
Surplus	7,074	6,357	717	11%
Accumulated other Comprehensive (loss) income, net of deferred income taxes	(186)	(176)	(10)	6%
Retained earnings	73,951	67,285	6,666	10%

	92,009	84,594	7,415	9%
Less common stock in treasury, at cost	(21,937)	(19,394)	(2,543)	13%

Total shareholders’ equity	70,072	65,200	4,872	7%

Total liabilities and shareholders’ equity	$660,736	$576,991	$83,745	15%

Outstanding standby letters of credit	$8,663	$9,210	$(547)	-6%

**	Reclassified for comparative purposes

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income	Quarter ended September 30 (unaudited) ($000 omitted*)
			Change
	2004	2003**	$	%
Interest income:
Interest and fees on loans	$7,641	$7,219	$422	6%
Interest on federal funds sold	73	24	49	204%
Interest on investment securities	251	168	83	49%
Dividend income	4	4	—	0%

Total interest income	7,969	7,415	554	7%
Interest expense	1,155	1,066	89	8%

Net interest income	6,814	6,349	465	7%
Loan loss provision	187	167	20	12%

Net interest income after loan loss provision	6,627	6,182	445	7%

Other income:
Fees for trust services	2,428	2,411	17	1%
Loan servicing and late fees	361	474	(113)	-24%
Other commissions and fees	38	320	(282)	-88%
Service charges on deposits	444	480	(36)	-8%
Gain on sale of loans	494	2,711	(2,217)	-82%
Miscellaneous income	495	588	(93)	-16%

Total other income	4,260	6,984	(2,724)	-39%

Other expenses:
Salaries and employee benefits	4,704	5,473	(769)	-14%
Occupancy expense	958	924	34	4%
Other operating expenses	2,066	2,342	(276)	-12%

Total other expenses	7,728	8,739	(1,011)	-12%

Income from continuing operations before income taxes	3,159	4,427	(1,268)	-29%
Applicable income taxes	1,050	1,494	(444)	-30%

Income from continuing operations	2,109	2,933	(824)	-28%

Income (loss) from discontinued operations net of taxes	—	150	(150)	n/a

Net income	2,109	3,083	(974)	-32%

Basic earnings per common share ***

Income from continuing operations	$0.25	$0.34	$(0.09)	-26%
Income (loss) income from discontinued operations	$0.00	$0.02	$(0.02)	n/a

Total basic earnings per common share	$0.25	$0.36	$(0.11)	-31%

Diluted earnings per common share ***

Income from continuing operations	$0.24	$0.33	$(0.09)	-27%
Income (loss) from discontinued operations	$0.00	$0.02	$(0.02)	n/a

Total diluted earnings per common share	$0.24	$0.35	$(0.11)	-31%

Dividends declared per share ***	$0.10	$0.10	$0.000	0%

Weighted-average shares outstanding	8,595,229	8,646,352	(51,123)
Dilutive potential common shares	161,383	177,656	(16,273)

Adjusted weighted-average shares	8,756,612	8,824,008	(67,396)

*	Except for share and per share data
**	Reclassified for comparative purposes
***	Restated for 2 for 1 stock split effective October 01, 2003

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income	Nine Months Ended September 30 (unaudited) ($000 omitted*)
			Change
	2004	2003**	$	%
Interest income:
Interest and fees on loans	$22,187	$21,242	$945	4%
Interest on federal funds sold	106	81	25	31%
Interest on investment securities	738	607	131	22%
Dividend income	22	26	(4)	-15%

Total interest income	23,053	21,956	1,097	5%

Interest expense	3,321	3,261	60	2%

Net interest income	19,732	18,695	1,037	6%
Loan loss provision	562	667	(105)	-16%

Net interest income after loan loss provision	19,170	18,028	1,142	6%

Other income:
Fees for trust services	7,626	7,072	554	8%
Loan servicing and late fees	1,272	1,340	(68)	-5%
Other commissions and fees	195	526	(331)	-63%
Service charges on deposits	1,398	1,440	(42)	-3%
Gain on sale of loans	3,713	9,699	(5,986)	-62%
Miscellaneous income	1,469	1,696	(227)	-13%

Total other income	15,673	21,773	(6,100)	-28%

Other expenses:
Salaries and employee benefits	14,586	15,630	(1,044)	-7%
Occupancy expense	2,932	2,847	85	3%
Other operating expenses	6,292	8,291	(1,999)	-24%

Total other expenses	23,810	26,768	(2,958)	-11%

Income from continuing operations before income taxes	11,033	13,033	(2,000)	-15%
Applicable income taxes	3,775	4,502	(727)	-16%

Income from continuing operations	7,258	8,531	(1,273)	-15%

Income (loss) from discontinued operations net of taxes	—	(1,970)	1,970	n/a

Net income	7,258	6,561	697	11%

Basic earnings per common share ***

Income from continuing operations	$0.84	$0.99	$(0.15)	-15%
Income (loss) income from discontinued operations	$0.00	$(0.23)	$0.23	n/a

Total basic earnings per common share	$0.84	$0.76	$0.08	11%

Diluted earnings per common share ***

Income from continuing operations	$0.83	$0.97	$(0.14)	-14%
Income (loss) from discontinued operations	$0.00	$(0.22)	$0.22	n/a

Total diluted earnings per common share	$0.83	$0.75	$0.08	11%

Dividends declared per share ***	$0.30	$0.30	$0.00	0%

Weighted-average shares outstanding	8,614,631	8,654,032	(39,401)
Dilutive potential common shares	176,834	139,776	37,058

Adjusted weighted-average shares	8,791,465	8,793,808	(2,343)

*	Except for share and per share data
**	Reclassified for comparative purposes
***	Restated for 2 for 1 stock split effective October 01, 2003